                          Exhibit 1(A)(10)
                         Form of Application

CM Life                               Company/Owner Master Application
Insurance Company       For Executive Benefit Variable Universal Life Insurance

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1.  Name of Company (please print)       2. Tax Identification Number

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3.  Street Address             City, State                   Zip Code

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4.  Policy Applied For
A.  Plan Name            B. Group Charge          C. Underwriting Class
                            Adjustment ____%

5.  Definition of Life Insurance Test
    /__/ Cash Value Accumulation Test
    /__/ Guideline Premium Test

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6.  Riders
    Disability Waiver of Monthly Deductions____      Other____________________

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7.  Premium Billing
    ____Annual                    ____Semiannual                 ____Quarterly

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8.  Policy Dating
    Indicate specific date desired _________________________
                                   (only date to the 28(th))

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9.  Beneficiary and Relationship to Proposed Insured
    /__/ Company listed #1, employer of the insured

    /__/ _________________________________

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10. Owner
    /__/ Company listed #1 above.

    /__/__________________________________

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11. Is this insurance to replace or will it cause a change in, or involve a loan under, any insurance or annuity policy on any Proposed Insured's life or owned by this Owner? If "yes" give name, company and details.
                                                                     Yes    No
                                                                    /__/   /__/

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12. If Rider benefit applied for is not approved, should the policy be issued without it?
                                                                    Yes    No
                                                                   /__/   /__/

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     I agree that the Insurance Schedule and Proposed Insured Applications shall form part of the application for insurance. This Application shall be attached to and form a part of any policy of insurance issued. Application includes any amendments. No agent may change the terms of the Application or of any policy issued by C.M. Life Insurance Company and no agent may waive any of C.M. Life Insurance Company's rights or requirements.

     I understand that the insurance under any policy issued on the Application will become effective only when the first premium has been paid in full and the policy has been delivered provided that at the time of delivery there has been no change in the insurability of any proposed insured as stated on the Application, since the date of the Application.

     I represent that the answers and statements in this Application, the Insurance Schedule and the Proposed Insured Applications are true and complete to the best of my knowledge and belief. The proposed insureds have been advised of the company's underwriting rules to determine insurability. Under the penalties of perjury, I certify that my correct taxpayer identification number is shown and that I am not subject to back up withholding.

Signed At _________________________________     Date:_________________________

Signature of Owner's                          Print Authorized
Authorized Officer_______________________  Officer's Name & Title______________

Witness __________________________________
   Registered Representative/Licensed Resident Agent (where required by law)

CM LIFE                                Proposed Life Insured Application
Insurance Company        For Executive Benefit Variable Universal Life Insurance

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1. Name of Company/Policyowner


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2. Proposed Insured Last Name (please print)      First Name      Middle Initial


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3. Social Security Number


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4. Have you used any tobacco products in the past 12 months? If "yes", specify.
                                                            /__/ Yes   /__/  No

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   I agree to the purchase of life insurance on my life by the Policyowner listed in #1 above and in accordance with the Master Application Insurance Schedule which is part of this Application. I understand and agree that the Policyowner will be the owner and beneficiary of the policy.

   This Application includes any amendments. No agent may change the terms of the Application or of any policy issued by C.M. life Insurance Company and no agent may waive any of C.M. Life Insurance Company's rights or requirements.

   I represent that the answers and statements in this Application are true and complete to the best of my knowledge and belief. This Application shall be attached to and form a part of any policy of insurance issued.

   I authorize the Policyowner listed in #1 above to release any information it has of me or my health to C.M. Life Insurance Company. This information will be used to determine eligibility for life insurance.

Proposed Insured
Signature                                Date
         -----------------------------       ---------------------------
                   Witness
                          -------------------------

CM LIFE                              Proposed Life Insured Application
Insurance Company        For Executive Benefit Variable Universal Life Insurance

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PART   I
1.  Name of Company/Policyowner


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2.  Proposed Insured Last Name (please print)      First Name     Middle Initial


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3.  Social Security Number     4. Date of Birth (MO/DAY/YR)       5. Male Female
                                                                    /--/    /--/

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6.  Are you actively at work on the date this application is signed and have you been actively at work for an average of 30 hours per week for the past 90 day? If "No", give reasons for absence below. (Disregard vacation days, normal non-working days and any absence that totals less than seven days.)

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7.  Do you plan any foreign travel or foreign residence? If yes,    Yes     No
    submit Foreign Travel/Foreign Residence Supplement F257         /__/   /__/

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8.  In the past three years have you taken part in any avocation    Yes     No
    such as motor vehicle racing parachute jumping, hang            /__/   /__/
    gliding, skin or scuba diving or is such activity planned?
    If yes, submit Avocation Supplement F1093.

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9.  Within the past three years have you flown as a pilot or       Yes    No
    crew member? If yes, submit Aviation Supplement               /__/   /__/
    F1093.

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10. In the past three years have you been in a motor vehicle       Yes    No
    accident, or charged with a "moving" violation of any motor   /__/   /__/
    vehicle law or has your driver's license ever been suspended?
    State                       Operator's license number
         ---------------------                           ----------------------

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PART II - NON-MEDICAL Questions 11-18 - Complete only if Medical/Paramedical
                      Examination will not be Completed

11. Have you used any tobacco products in the past 12 months?      Yes    No
    If "yes", specify:                                            /__/   /__/
                      --------------------
12. Current height and weight:     ft   inches    pounds
                                ---  ---      ----
13. Name and address of personal physician:
                                           ----------------------------
    Date and reason last consulted:
                                   ------------------------------------
    Diagnosis and treatment:
14. Have you ever received treatment for or been diagnosed as      Yes    No
    having or had any of the following?                           /__/   /__/
    (If yes, circle condition(s) and give details below).

    Chest Pain           Acquired Immune Deficiency   Emphysema                          Paralysis
    High Blood Pressure  Syndrome (AIDS)              Arthritis                          Hepatitis
    Heart Attack         Tumor                        Physical Impairment                Venereal Disease
    Stroke               Cancer                       AIDS Related Complex (ARC)         Depression
    Diabetes             Asthma                       Seizure                            Emotional Disorder
                         Pneumonia

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15. Have you had any disorder of the following? (If yes,
    circle condition(s) and give details below.)                   Yes    No
                                                                  /__/   /__/

    Blood           Neck    Joints   Lungs       Gastrointestinal System
    Lymph Nodes     Back    Eyes     Breasts     Genitourinary System
    Blood Vessels   Spine   Ears     Liver       Immune System
    Skin            Bones   Heart    Kidney      Nervous System

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

CM Life                                                       Master Application
Insurance Schedule
Insurance Company                                                For Executive
Benefit Variable Universal Life Insurance

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1.  Name of Company/Policyowner (please print)      2. Tax Identification Number

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3.  This Insurance Schedule showing Social Security Number, Name, Date of Birth,
    Sex (Male/Female), Tobacco or NonTobacco Rate Applied For, Actively-at-Work Status, Specified Amount, Death Benefit Option and Net Premium Allocation Selection for each Proposed Insured shall form part of the Company/Owner Master Application. Actively-at-work is defined as being actively at work on the date this application is signed and having been actively at work for an average of 30 hours per week for the past 90 days (disregarding vacation days, normal non-working days and any absence that totals less than seven days).

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Social     Name        Date of     Sex   Rate Applied for:  Actively-    Specified     Death      Net Premium
Security   (Last,      Birth       M/F   Tobacco            at-          Coverage      Benefit    Allocation(*)
Number     First, MI)  (Mo/Dy/Yr)        Non-Tobacco        Work? Y/N    Amount        Option
---------------------------------------------------------------------------------------------------------------



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

(*)If Form F60C is completed by each individual, enter F60C in this box. -OR-
   If Form F60B is completed, enter Net Premium Allocation Selection Letter (A-
   E) from that form for each individual.

I acknowledge receipt of the Prospectuses for the C.M. Life Flexible Premium Variable Life Insurance Policy, C.M. Fund, VIP Fund and VIP Fund II. I UNDERSTAND THAT THE DEATH BENEFIT AND DURATION OF COVERAGE FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE C.M. LIFE VARIABLE LIFE SEPARATE ACCOUNT. I UNDERSTAND THAT THE POLICY VALUE(S) FOR THE FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY(IES) APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE C.M.LIFE VARIABLE LIFE SEPARATE ACCOUNT, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT, THERE IS NO GUARANTEED MINIMUM POLICY VALUE. I believe that a Flexible Premium Variable Life Insurance policy(ies) is consistent with my investment objectives and financial needs. I represent that the answers and statements in this Application, the Insurance Schedule and the Proposed Insured Applications are true and complete to the best of my knowledge and belief.

Signed at                                Date
         ------------------------------      -------------------------

Signature of Owner's                       Print Authorized
Authorized Officer                       Officer's Name & Title
                  ----------------------

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I CERTIFY THAT THE PROSPECTUSES WERE DELIVERED, AND THAT NO WRITTEN SALES
MATERIALS WERE USED OTHER THAN THOSE FURNISHED OR APPROVED BY THE PRINCIPAL OFFICE.

Signature of Licensed Agent
                           ----------------------------------

                                      98